EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-58991, No. 333-37369, No. 333-37371, No. 333-69381, No. 333-31120, No. 333-55082, No. 333-48226, No. 333-55082 and No. 333-96967) of Exar Corporation of our report dated April 23, 2001 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 23, 2001 relating to the financial statement schedule, which appears in this Form 10-K.

/s/    Deloitte and Touche LLP

Deloitte and Touche LLP

San Jose, California

June 17, 2003